EXHIBIT 23

                          Independent Auditors' Consent


The Board of Directors and Stockholders
Cytec Industries Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-80710, 33-83576, 33-85666, 333-62287, 333-11121, 333-45577 and
333-107221) and in the registration statements on Form S-3 (Nos. 333-51876, 333-52011 and 333-3808) of Cytec Industries Inc. of our reports dated January 22, 2004, with respect to the consolidated balance sheets of Cytec Industries Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of Cytec Industries Inc.

Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 143 "Asset Retirement Obligations," effective January 1, 2003, Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," effective January 1, 2002 and Statement of Financial Accounting Standards No. 141, "Business Combinations" effective July 1, 2001.


/s/ KPMG LLP

Short Hills, New Jersey
February 24, 2004

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